Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 3
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (the “Amendment”) is made as of March 13, 2017, by and among Edgewell Personal Care Company (formerly known as Energizer Holdings, Inc.), a Missouri corporation (the “Company”), Edgewell Personal Care Brands, LLC, a Delaware limited liability company (the “Subsidiary Borrower”), the other Subsidiaries of the Company party hereto (together with the Subsidiary Borrower, the “Subsidiary Guarantors”), the institutions listed on the signature pages hereto and JPMorgan Chase Bank, N.A., as the administrative agent for the “Lenders” referred to below (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.
W I T N E S S E T H:
WHEREAS, the Company is a party to that certain Credit Agreement, dated as of June 1, 2015, among the Company, the financial institutions from time to time parties thereto (the “Lenders”) and the Administrative Agent (as amended by Omnibus Amendment No. 1 to Credit Agreement and Subsidiary Guaranty, dated as of September 25, 2015 and by Amendment No. 2 to Credit Agreement dated as of April 26, 2016, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, including by the Amendment, the “Credit Agreement”); and
WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent have agreed to the following amendments to the Credit Agreement.
1. Amendments to Credit Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below:

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following new definition in the appropriate alphabetical location:

“Permitted Factoring Transaction” means a receivables purchase facility or factoring facility or transaction entered into, on the one hand, by the Company and/or one or more other Receivables Sellers and, on the other hand, by a third-party purchaser with respect to Receivables originated by the Company and/or one or more other Receivables Sellers in the ordinary course of business and other Permitted Receivables Facility Assets, which receivables purchase facility or factoring facility or transaction is non-recourse to the Company and its Subsidiaries other than limited recourse typical of receivables purchase facilities or factoring facilities or transactions of the same kind; provided that (a) the aggregate unpaid amount of Receivables so sold by the Company and the other Receivables Sellers shall not exceed $150,000,000 at any time and (b) no such facility shall exist at any time that a receivables facility of the type described in the definition of Permitted Securitization Facility is in effect.
(b) Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of “Permitted Receivables Facility” and “Permitted Receivables Facility Documents” and to substitute the following new definitions therefor in the appropriate alphabetical location:

“Permitted Securitization Facility” means a receivables facility or facilities created under the Permitted Securitization Facility Documents, providing for the sale, transfer and/or pledge by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and/or the Receivables Sellers) to a SPV (either directly or through another Receivables Seller), which in turn shall sell, transfer and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Securitization Facility Documents (with the SPV permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by such SPV to acquire the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents; provided that (a) the aggregate amount of Indebtedness or Attributable Receivables Indebtedness in connection with all such facilities shall not exceed $100,000,000 at any time and (b) no such facility shall exist at any time that a receivables facility of the type described in the definition of Permitted Factoring Transaction is in effect.
“Permitted Securitization Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Securitization Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any Subsidiary that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement unless otherwise consented to by the Administrative Agent, (ii) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders unless otherwise consented to by the Administrative Agent and (iii) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent.
(c) Section 1.01 of the Credit Agreement is hereby amended to restate each of the following definitions in their entirety as follows:

“Attributable Receivables Indebtedness” means, at any time, the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise); provided, however, that notwithstanding the foregoing, this definition shall only apply to obligations or liabilities under a Permitted Factoring Transaction to the extent that such obligations or liabilities are required to be characterized as indebtedness in accordance with GAAP.
“Financing Facilities” means any Permitted Securitization Facility, any Permitted Financing Facility and the facility evidenced by the Dutch Credit Agreement.
“Off-Balance Sheet Liabilities” of a Person means, without duplication, (a) any Attributable Receivables Indebtedness and repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Receivables or notes receivable or any other obligation of any Borrower or such transferor to purchasers/transferees of interests in Receivables or notes receivables or the agent for such purchasers/transferees), (b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (c) any liability under any financing lease or so-called “synthetic” lease transaction, or (d) any obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries; provided, however, that notwithstanding the foregoing, this definition shall only apply to obligations or liabilities under a Permitted Factoring Transaction to the extent that such obligations or liabilities are required to be characterized as indebtedness in accordance with GAAP.
“Permitted Receivables Facility” means a Permitted Securitization Facility or a Permitted Factoring Transaction.
“Permitted Receivables Facility Assets” means (a) Receivables (whether now existing or arising in the future) of the Receivables Sellers which are transferred, sold and/or pledged to a SPV or any other Person pursuant to a Permitted Securitization Facility, or to a purchaser pursuant to a Permitted Factoring Transaction, and (b) any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such SPV, Person or purchaser, and all proceeds thereof.
“Permitted Receivables Related Assets” means any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with asset securitizations or receivables purchase or factoring transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).
“Permitted Receivables Transfer” means (a) in connection with a Permitted Receivables Facility, (i) a sale or other transfer by a Receivables Seller to a SPV of Receivables and Permitted Receivables Related Assets for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer by a SPV to (x) purchasers of or other investors in such Receivables and Permitted Receivables Related Assets or (y) any other Person (including a SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Permitted Receivables Related Assets, in each case pursuant to and in accordance with the terms of the Permitted Receivables Facility Documents and (b) in connection with a Permitted Factoring Transaction, a sale or other transfer by a Receivables Seller to a third-party purchaser of Receivables and Permitted Receivables Related Assets for fair market value and without recourse (except for limited recourse typical of such transactions).
“Receivables Facility Financing Costs” means such portion of the cash fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility or factoring transaction, which are in excess of amounts paid to the Company and its consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility and are the equivalent of the interest component of the financing if the transaction were characterized as an on-balance sheet transaction.
“Receivables Sellers” means the Company and those Subsidiaries (other than any SPV) that are from time to time sellers party to Permitted Receivables Facilities.
“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a Permitted Securitization Facility.
(d) Section 2.20 of the Credit Agreement is hereby amended to restate the first sentence thereof in its entirety to read as follows:

The Company may from time to time elect to increase the Revolving Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in a minimum amount of $50,000,000 and increments of $5,000,000 so long as, after giving effect to any such increases or Incremental Term Loans, from and after the Amendment No. 2 Effective Date the aggregate amount of such increases and all such Incremental Term Loans does not exceed $300,000,000.
(e) Section 5.01 of the Credit Agreement is hereby amended to restate clause (g) thereof in its entirety as follows:

(g)    New Permitted Financing Facilities and Permitted Securitization Facilities; Amendments to or Refinancings of Existing Financing Facilities and Material Indebtedness. Promptly after the execution thereof, deliver or cause to be delivered to the Administrative Agent copies of (i) the documents evidencing the Indebtedness extended to the Company or any of its Subsidiaries under a Permitted Financing Facility or Permitted Securitization Facility having an aggregate principal outstanding or committed amount equal to or greater than $50,000,000 and (ii) all material amendments, restatements, supplements, modifications, extensions, or refinancings or replacements to or of, as the case may be, any of the documents evidencing all or any portion of the Indebtedness extended to the Company or any of its Subsidiaries under any of the Financing Facilities and any other Material Indebtedness; provided, however, that nothing herein shall eliminate the necessity or advisability of providing advance copies of draft documentation of the foregoing to the Administrative Agent for review in order to ensure the permissibility of any such Indebtedness, amendments, restatements, supplements, modifications, extensions, or refinancings or replacements.
(f) Section 6.03 of the Credit Agreement is hereby amended:

(i) to restate clause (c) thereof in its entirety as follows:
(c)    Liens on Receivables and Permitted Receivables Related Assets arising under any Permitted Securitization Facility Documents in connection with a Permitted Securitization Facility or under any documents evidencing or otherwise entered into in connection with a Permitted Factoring Transaction;
and (ii) to restate clause (a) of the second proviso thereof in its entirety as follows:
(a) Permitted Securitization Facility Documents may prohibit the creation of a Lien with respect to all of the assets of the SPV and with respect to the Receivables and Permitted Receivables Related Assets of any of the Receivables Sellers in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, as collateral for the Obligations and any documents evidencing or otherwise entered into in connection with a Permitted Factoring Transaction may prohibit the creation of a Lien with respect to Receivables and Permitted Receivables Related Assets of any of the Receivables Sellers sold, transferred and/or pledged thereunder or purported to be sold, transferred and/or pledged thereunder in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, as collateral for the Obligations
(g) Section 6.04 of the Credit Agreement is hereby amended to restate clause (j) thereof in its entirety as follows:

(j)    Investments in the SPVs (a) required in connection with any Permitted Securitization Facility Documents and (b) resulting from the transfers permitted by Section 6.02(c);
(h) Section 6.07 of the Credit Agreement is hereby amended to restate clause (c) thereof in its entirety as follows:

(c) Permitted Receivables Transfers in connection with a Permitted Receivables Facility

(i) Article VII of the Credit Agreement is hereby amended to replace the reference to “Permitted Receivables Facility” appearing in clause (e) thereof with a reference to the words “Permitted Securitization Facility”.

(j) Article VII of the Credit Agreement is hereby amended to restate clause (q) thereof in its entirety as follows:

(q)    Permitted Securitization Facility Document Events. A “termination event”, an “amortization event” or any other breach or event of like import under any Permitted Securitization Facility Documents permitted hereby (any such event, a “Receivables Securitization Trigger Event”) shall (i) occur with respect to the conduct or performance of (a) any Receivables Seller, (b) any servicer of the Receivables (so long as such servicer is the Company or a Subsidiary thereof) under the Permitted Securitization Facility Documents, (c) any guarantor of the obligations of any Receivables Seller or servicer under the Permitted Receivables Facility Documents or (d) any of their respective Subsidiaries other than an SPV and (ii) result in the termination of reinvestments of collections or proceeds of Receivables and Permitted Receivables Related Assets under any agreements evidencing Attributable Receivables Indebtedness (it being understood and agreed that the occurrence of a Receivables Securitization Trigger Event resulting solely from (x) the conduct or performance of an SPV and/or (y) the performance or quality of the Receivables securing the obligations under the Permitted Securitization Facility Documents, taken together with the circumstances described in the foregoing clause (ii), shall not give rise to a Default under this clause (q);
2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:

(a) the Administrative Agent shall have received executed copies of this Amendment from the Administrative Agent, the Company, the Subsidiary Borrower, the Subsidiary Guarantors and the Required Lenders; and

(b) the Administrative Agent shall have received payment and/or reimbursement of all of the fees and expenses (including, to the extent invoiced, reasonable attorneys’ fees and expenses of counsel) due or payable to the Administrative Agent or its affiliates pursuant to Section 9 of this Amendment or Section 9.03 of the Credit Agreement.

3. Representations and Warranties of the Loan Parties. Each of the Company, the Subsidiary Borrower and the Subsidiary Guarantors (each, a “Loan Party”) hereby represents and warrants as follows:

(a) It has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as modified hereby) and the Subsidiary Guaranty, as applicable. The execution and delivery by it of this Amendment and the performance of its obligations hereunder and under the Credit Agreement (as modified hereby) and the Subsidiary Guaranty, as applicable, have been duly authorized by proper proceedings, and this Amendment, the Credit Agreement (as modified hereby) and the Subsidiary Guaranty (as applicable) constitute legal, valid and binding obligations of such Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, including concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether enforcement is sought by proceedings in equity or at law).

(b) The execution and delivery of this Amendment and the performance of this Amendment, the Credit Agreement (as modified hereby) and the Subsidiary Guaranty, as applicable, do not and will not (i) conflict with the certificate or articles of incorporation or by-laws (or equivalent constituent documents) of such Loan Party, (ii) constitute a tortious interference with any Financing Facility or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Financing Facility, or require termination of any Financing Facility, (iii) constitute a tortious interference with any Contractual Obligation (other than the Financing Facilities) of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of such Loan Party, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of the Company or any of its Subsidiaries, other than Liens permitted or created by the Loan Documents, or (v) require any approval of the Company’s or any of its Subsidiaries’ Board of Directors (or equivalent governing body) or shareholders, as applicable, except such as have been obtained.

(c) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Article III of the Credit Agreement (as modified hereby) and in Section 2 of the Subsidiary Guaranty are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.

4. Reference to and Effect on the Credit Agreement and Loan Documents.

(a) Upon the effectiveness of this Amendment, each reference to the “Credit Agreement” in the Credit Agreement, the Subsidiary Guaranty or any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document pursuant to the Credit Agreement and shall (unless expressly indicated herein or therein) be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement.

(b) Each Loan Party (i) agrees that, except as specifically provided herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Loan Party arising under or pursuant to the Credit Agreement, the Subsidiary Guaranty or the other Loan Documents to which it is a party, (ii) reaffirms its obligations under the Credit Agreement, the Subsidiary Guaranty and each and every other Loan Document to which it is a party and (iii) acknowledges and agrees that, except as specifically modified above, the Credit Agreement, the Subsidiary Guaranty and all other Loan Documents executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of or consent to any modification of any provision of the Credit Agreement or any other Loan Documents executed and/or delivered in connection therewith.

5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by means of facsimile or e-mail transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8. Costs and Expenses. Subject to the limitations set forth in Section 9.03(a) of the Credit Agreement, the Company agrees to pay all reasonable costs, fees and out‑of‑pocket expenses (including attorneys’ fees and expenses charged to the Administrative Agent) incurred by the Administrative Agent and the Lenders in connection with the preparation, arrangement, execution and enforcement of this Amendment.

*******

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

EDGEWELL PERSONAL CARE COMPANY (formerly known as Energizer Holdings, Inc.)
as the Company

By:        /s/ Sandra Sheldon
Name: Sandra Sheldon
Title: Chief Financial Officer

EDGEWELL PERSONAL CARE BRANDS, LLC
as the Subsidiary Borrower and as a Subsidiary Guarantor

By:     /s/ Sandra Sheldon
Name: Sandra Sheldon
Title: Treasurer

SCHICK MANUFACTURING, INC.
PLAYTEX PRODUCTS, LLC
PLAYTEX MANUFACTURING, INC.
SUN PHARMACEUTICALS, LLC
TANNING RESEARCH LABORATORIES, LLC
EDGEWELL PERSONAL CARE, LLC,
as Subsidiary Guarantors

By:     /s/ Sandra Sheldon
Name: Sandra Sheldon
Title: Treasurer

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, as a Lender and as an Increasing Lender

By:        /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:     /s/ Aron Frey
Name: Aron Frey
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:        /s/ Thomas J. Sterr

Name: Thomas J. Sterr
Title: Authorized Signatory

CITIBANK, N.A.,
as a Lender

By:        /s/ Luc Vrettos
Name: Luc Vrettos
Title: Vice President

TD BANK, N.A.,
as a Lender

By:        /s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

THE NORTHERN TRUST COMPANY
as a Lender

By:     /s/ John Lascody
Name: John Lascody
Title: Vice President

STANDARD CHARTERED BANK
as a Lender

By:        /s/ Steven Aloupis
Name: Steven Aloupis
Title: Managing Director
Loan Syndications